UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CONMED HEALTHCARE MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	42-1297992
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7250 Parkway Dr. Suite 400 Hanover, MD	21076
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.0001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-141830
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None

(Title of Class)

Explanatory Note

This Registration Statement on Form 8-A is being filed to change the registration of the common stock, par value $0.0001 per share (the “Common Stock”), of Conmed Healthcare Management, Inc., a Delaware corporation (the “Company”), from Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the Common Stock on the NYSE Amex LLC (the “NYSE Amex”). The Common Stock is currently listed for quotation on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “CMHM”.  The Company anticipates that the listing of the Common Stock on the OTCBB will be terminated following the closing of trading on the OTCBB on July 14, 2009 and will commence trading on the NYSE Amex at the opening of trading on the NYSE Amex on July 15, 2009 under the symbol “CONM”.

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained in the section entitled “Description of Securities-Common Stock” in the Company’s Registration Statement on Form SB-2, Registration No. 333-141830, as originally filed with the Securities and Exchange Commission on April 3, 2007, as subsequently amended by any amendments to such Registration Statement.  This information is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Certificate of Incorporation (1)
3.2	Amended and Restated By-Laws (2)
4.1	Form of Common Stock Certificate (3)

(1)	Incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed on February 27, 2007.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on June 3, 2009.
(3)	Incorporated by reference to the Company’s Annual Report on Form 10-KSB filed on March 29, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: July 14, 2009	By:	/s/ Thomas W. Fry
Thomas W. Fry
Chief Financial Officer